Exhibit 99.1

Travelzoo Inc. 590 Madison Avenue 21st Floor New York, NY 10022 Media Contact: Bonnie Bastian, YPB&R 407-838-1743 bonnie_bastian@ypbr.com

FOR IMMEDIATE RELEASE

Travelzoo Announces Share Repurchase Program

New York, February 14, 2006 -- Travelzoo Inc. (NASDAQ: TZOO) today announced that its board of directors has authorized the repurchase of up to 1 million of the company's outstanding common shares.

Purchases may be made, from time to time, in the open market and will be funded from available cash. The number of shares to be purchased and the timing of purchases will be based on the level of Travelzoo's cash balances, general business and market conditions, and other factors, including alternative investment opportunities.

Ralph Bartel, Travelzoo's chief executive officer, said: "This share repurchase program demonstrates our commitment to optimize the use of excess capital and to maximize shareholder value."

About Travelzoo

Travelzoo Inc. is a leading Internet media company. Travelzoo's media properties, which reach more than nine million subscribers in the U.S. and the U.K., include the Travelzoo® Web site (www.travelzoo.com), the Top 20® e-mail newsletter, the Newsflash™ e-mail alert service and SuperSearch™, a travel search engine. Travelzoo publishes offers from more than 500 advertisers. Travelzoo's deal experts review each offer to find the best travel deals and confirm their true value.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect,” “predict,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Travelzoo and Top 20 are registered trademarks of Travelzoo Inc. All other company and product names mentioned are trademarks of their respective owners.

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